UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Broken Sound Parkway Suite 100 Boca Raton FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Termination of Previous Independent Registered Accounting Firm

On November 20, 2024, Marcum LLP (“Marcum”) was dismissed by the Audit Committee of the Board of Directors of Greenlane Holdings, Inc. (the “Company”) as the Company’s independent registered public accounting firm, effective as of that date. Marcum’s report on the Company’s consolidated financial statements as of December 31, 2023 and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than in the year ended December 31, 2023, it included an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern, and in the year ended December 31, 2022, it included an explanatory paragraph regarding restatement of previously issued financial statements to correct certain misstatements.

During the years ended December 31, 2023 and December 31, 2022 and the subsequent interim period through December 20, 2023, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the financial statements for such years and interim periods.

During the years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through November 20, 2024, the Company disclosed several material weaknesses in its internal control over financial reporting in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2023 and 2022 (the “Form 10-K”). As disclosed in Item 9A to the Form 10-K, the Company’s management concluded that as of December 31, 2023 and 2022, the Company’s disclosure controls and procedures were not effective due to material weaknesses identified in internal control over financial reporting, However, after giving full consideration to the material weakness, management believes that the consolidated financial statements included in the Form 10-K were prepared in accordance with US generally accepted accounting principles. Marcum provided written communication to the Audit Committee regarding this material weakness and the subject matter of this material weakness was discussed by the Company’s management and the Audit Committee with Marcum.

There have been no other “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Marcum with a copy of the disclosure it is making in this Current Report on Form 8-K and requested that Marcum furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of Marcum’s letter to the SEC dated December 20, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On November 20, 2024, the Company’s Audit Committee approved the engagement of PKF O’Connor Davies (“PKF”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2024, effective immediately. During the years ended December 31, 2023 and 2022 and through the subsequent interim period as of November 20, 2024, neither the Company, nor any party on behalf of the Company, consulted with PKF regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered regarding the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (b) any matter subject of any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Marcum LLP dated November 25, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: November 26, 2024	By:	/s/ Barbara Shur
Barbara Shur
Chief Executive Officer